Exhibit 99.1

CareDx Announces Second Quarter 2026 Financial Results

Second Quarter Revenue Growth of 52% to $132 Million

Raises 2026 Revenue Guidance to $490 Million to $500 Million and Raises 2026 AEBITDA Guidance to $66 Million to $78 Million

BRISBANE, Calif. — (BUSINESS WIRE) — CareDx, Inc. (Nasdaq: CDNA) — a leading precision medicine diagnostics company in transplant, specialty oncology, and cell therapy, today reported financial results for the second quarter ended June 30, 2026.
Second Quarter 2026 Financial Highlights
•    Revenue of $132 million, an increase of 52% year-over-year
•    Testing Services revenue of $100 million, an increase of 61% year-over-year, and Testing Services volume of approximately 58,000, an increase of 17% year-over-year
•    Patient and Digital Solutions revenue of $19 million and Lab Product revenue of $13 million, representing year-over-year growth of 50% and 8%, respectively
•    Average revenue per test of approximately $1,720, including $16 million in prior period revenue
•    GAAP net income of $111 million, compared to GAAP net loss of $9 million for the second quarter of 2025
•    Closed the sale of the Lab Products business on June 30, recognizing a $113 million gain on sale included in GAAP operating income and excluded from non-GAAP operating income
•    Adjusted EBITDA of $25 million, compared to $5 million for the second quarter of 2025
•    Cash flow from operations of $31 million
Recent Business Highlights
•    Completed the divestiture of the Lab Products business to Eurobio Scientific and closed the acquisition of Naveris, strengthening CareDx’s position as a precision medicine diagnostics company focused on transplant, specialty oncology, and cell therapy
•    CMS finalized Medicare coverage policy for AlloSure® and AlloMap®, supporting continued patient access to molecular testing in transplant care
•    Advanced the AlloHeme® pipeline program with submission of a clinical validation manuscript and continued progress toward CLIA readiness
•    Published new HistoMap® Kidney data in Transplantation, expanding the evidence base for this pipeline program and supporting the potential role of molecular assessment to complement conventional histopathology in kidney transplant biopsies
•    Presented new data at the American Head and Neck Society (AHNS) Annual Meeting, expanding the clinical evidence supporting NavDx® and its role in informing patient management decisions
•    Presented new data at the American Transplant Congress (ATC), expanding the clinical evidence supporting AlloSure®, including data supporting its role in identifying patients at risk of graft loss and in assessing response to therapy
•    Published new KOAR data in the Journal of the American Society of Nephrology supporting the role of AlloSure® Kidney in longitudinal risk stratification and clinical decision-making for kidney transplant recipients
"We have transformed CareDx into a differentiated precision molecular diagnostics company with a unique set of core competencies that position us for continued profitable growth," said John Hanna, President and Chief

Executive Officer of CareDx. "Our performance reflects that our strategy is working, and we look forward to building on our momentum as we integrate NavDx and launch into cell therapy.”
Second Quarter 2026 Financial Results
Total revenue was $132 million, compared to $87 million in the second quarter of 2025, an increase of 52% year-over-year, driven primarily by higher Testing Services revenue and continued expansion of Patient and Digital Solutions revenue. Revenue growth reflected continued demand across transplant programs, favorable reimbursement dynamics, and increases in testing activity across both surveillance and for-cause settings.
Testing services revenue was $100 million, compared to $62 million in the second quarter of 2025, an increase of 61% year over year, and testing services volume was approximately 58,000, an increase of 17% year over year. Excluding revenue recognized for tests performed in prior periods, testing services revenue increased approximately 28% year-over-year. Testing services revenue reflected ongoing adoption of molecular surveillance testing across transplant programs.
Patient and Digital Solutions revenue was $19 million, compared to $13 million in the second quarter of 2025, an increase of 50% year-over-year, driven by continued growth in CareDx Pharmacy services and adoption of patient support and digital solutions across transplant monitoring.
Lab Product revenue was $13 million, compared to $12 million in the second quarter of 2025, an increase of 8% year-over-year. The quarter reflects a full period of Lab Products results, as the divestiture to Eurobio Scientific closed on June 30, 2026. Future periods will no longer include Lab Products segment results.
GAAP net income was $111 million, compared to GAAP net loss of $9 million in the second quarter of 2025. Basic and diluted GAAP net income per share was $2.15 and $2.07, respectively, compared to basic and diluted GAAP net loss per share of $0.16 in the second quarter of 2025. These results reflect strong operational performance, as well as the sale of our Lab Products business, which closed on June 30. The transaction resulted in a $113 million gain that is included in GAAP operating income and excluded from non-GAAP operating income.
Non-GAAP net income was $20 million, compared to $6 million in the second quarter of 2025. Diluted non-GAAP net income per share was $0.37 compared to $0.10 in the second quarter of 2025.
Adjusted EBITDA was $25 million, compared to $5 million in the second quarter of 2025, driven by strong Testing Services revenue growth, improved gross profit, and continued focus on operational efficiency and cost discipline.
2026 Guidance
For the full year 2026, CareDx now expects revenue to be in the range of $490 million to $500 million, compared to the $447 million to $465 million range that was previously disclosed. The Company now expects full year 2026 adjusted EBITDA to be in the range of $66 million to $78 million, compared to its previously disclosed range of $43 million to $57 million.
About CareDx
CareDx is a leading precision medicine diagnostics company advancing care in transplant, specialty oncology, and cell therapy. Through non-invasive longitudinal molecular biomarker testing, digital health, and patient support solutions, CareDx is dedicated to improving patient outcomes. For more information, please visit www.caredx.com.
Forward Looking Statements
This press release includes forward-looking statements, including expectations regarding the achievement of CareDx’s financial and operational goals and its expectations and prospects for 2026. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, all of which are difficult to predict and many of which are beyond CareDx’s control, that could cause the actual results to differ materially from those projected, including general economic and market factors, and global economic and marketplace uncertainties, among others discussed in CareDx’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed by CareDx with the SEC on February 25, 2026, and other reports that CareDx has filed with the SEC. Any of these may cause CareDx’s actual results, performance, or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
CareDx has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and also on a non-GAAP basis, including non-GAAP cost of testing services, non-GAAP cost of product, non-GAAP cost of patient and digital solutions, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP other income, net, non-GAAP income tax expense, non-GAAP gross profit, non-GAAP gross margin (%), non-GAAP operating expenses, non-GAAP net income, non-GAAP basic and diluted net income per share, adjusted EBITDA and adjusted EBITDA margin. These non-GAAP financial measures are not meant to be considered superior to or a substitute for financial measures calculated in accordance with GAAP, and investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.
We define non-GAAP net income and per share results as the GAAP net income (loss) and per share results excluding the impacts of stock-based compensation expense; acquisition-related amortization of purchased intangible assets and related tax effects; changes in estimated fair value of contingent consideration; litigation settlement expense; business development and portfolio optimization expense; gain on sale of lab product business; and certain other charges presented in the reconciliation in this release. We define adjusted EBITDA as non-GAAP net income before interest income, income tax expense, depreciation expense and other (income) expense, net. We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin excluding the impacts of stock-based compensation expense, and acquisition-related amortization of purchased intangible assets included in cost of sales. Non-GAAP gross margin is calculated as non-GAAP gross profit divided by total revenue. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by total revenue. Corporate free cash flow is defined as Cash from Operations less Capital Expenditures.
We are presenting these non-GAAP financial measures to assist investors in assessing our operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to use in comparing our core business operating results over multiple periods where certain items may vary independent of business performance. Management believes this non-GAAP information is useful for investors, when considered in conjunction with CareDx’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of CareDx’s operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables. A reconciliation of the forecasted range for adjusted EBITDA for 2026 is not included in this release due to the number of variables in the projected range and because we are currently unable to quantify accurately certain amounts that would be required to be included in the U.S. GAAP measure or the individual adjustments for such reconciliation.

CareDx, Inc.

Media Relations
Natasha Moshirian Wagner
nwagner@CareDx.com

Investor Relations
Nina Deka
investor@CareDx.com

CareDx, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,
	2026	2025
Revenue:
Testing services revenue	$99,927	$62,033
Product revenue	12,791	11,833
Patient and digital solutions revenue	19,230	12,813
Total revenue	131,948	86,679
Operating expenses:
Cost of testing services	15,918	15,406
Cost of product	4,342	4,981
Cost of patient and digital solutions	14,706	8,271
Research and development	22,376	16,830
Sales and marketing	33,441	24,279
General and administrative	40,908	27,683
Gain on sale of lab products business	(112,966)	—
Litigation settlement expense	—	350
Total operating expenses	18,725	97,800
Income (loss) from operations	113,223	(11,121)
Other income:
Interest income, net	1,735	2,364
Other (expense) income, net	(440)	72
Total other income	1,295	2,436
Income (loss) before income taxes	114,518	(8,685)
Income tax (expense) benefit	(3,882)	117
Net income (loss)	$110,636	$(8,568)
Net income (loss) per share (Note 3):
Basic	$2.15	$(0.16)
Diluted	$2.07	$(0.16)
Weighted-average shares used to compute net income (loss) per share:
Basic	51,469,375	54,304,754
Diluted	53,422,523	54,304,754

    CareDx, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	As of
	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$373,636	$65,429
Marketable securities	—	111,779
Accounts receivable	34,377	42,628
Inventory	6,982	26,705
Prepaid and other current assets	14,228	10,591
Total current assets	429,223	257,132
Property and equipment, net	26,838	32,971
Operating lease right-of-use assets	16,203	22,760
Marketable securities, non-current	—	24,165
Intangible assets, net	18,556	31,960
Goodwill	35,968	40,336
Restricted cash	521	551
Other assets	5,679	3,353
Total assets	$532,988	$413,228
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,493	$9,988
Accrued compensation	34,571	38,107
Accrued and other liabilities	49,634	41,754
Total current liabilities	93,698	89,849
Deferred tax liability	86	181
Operating lease liabilities, less current portion	13,200	19,679
Other liabilities	406	418
Total liabilities	107,390	110,127
Commitments and contingencies
Stockholders’ equity:
Common stock	51	50
Additional paid-in capital	930,993	927,457
Accumulated other comprehensive loss	—	(5,515)
Accumulated deficit	(505,446)	(618,891)
Total stockholders’ equity	425,598	303,101
Total liabilities and stockholders’ equity	$532,988	$413,228

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended June 30,
	2026	2025
Cost of testing services reconciliation:
GAAP cost of testing services	$15,918	$15,406
Stock-based compensation expense	(200)	(329)
Acquisition related-amortization of purchased intangibles	(202)	(346)
Non-GAAP cost of testing services	$15,516	$14,731
Cost of product reconciliation:
GAAP cost of product	$4,342	$4,981
Stock-based compensation expense	(15)	(108)
Acquisition related-amortization of purchased intangibles	—	(442)
Business development and portfolio optimization expense*	(311)	—
Restructuring costs	—	(164)
Non-GAAP cost of product	$4,016	$4,267
Cost of patient and digital solutions reconciliation:
GAAP cost of patient and digital solutions	$14,706	$8,271
Stock-based compensation expense	(106)	(189)
Acquisition related-amortization of purchased intangibles	(153)	(153)
Restructuring costs	—	(174)
Non-GAAP cost of patient and digital solutions	$14,447	$7,755
Research and development expenses reconciliation:
GAAP research and development expenses	$22,376	$16,830
Stock-based compensation expense	(1,121)	(1,407)
Business development and portfolio optimization expense*	(504)	—
Non-GAAP research and development expenses	$20,751	$15,423
Sales and marketing expenses reconciliation:
GAAP sales and marketing expenses	$33,441	$24,279
Stock-based compensation expense	(1,566)	(2,146)
Acquisition related-amortization of purchased intangibles	(174)	(648)
Business development and portfolio optimization expense*	(1,262)	—
Restructuring costs	—	12
Non-GAAP sales and marketing expenses	$30,439	$21,497
General and administrative expenses reconciliation:
GAAP general and administrative expenses	$(72,058)	$28,033
Business development and portfolio optimization expense*	(9,001)	—
Stock-based compensation expense	(7,646)	(5,245)
Change in estimated fair value of contingent consideration	—	(501)
Litigation settlement expense	—	(350)
Acquisition related fees and expenses	—	(204)
Gain on sale of lab products business	112,966	—
Restructuring costs	—	(34)
Transformational initiative costs	—	(1,871)
Non-GAAP general and administrative expenses	$24,261	$19,828

Total other income reconciliation:
GAAP other income	$1,295	$2,436
Non-GAAP other income	$1,295	$2,436
Income tax (expense) benefit reconciliation:
GAAP income tax (expense) benefit	$(3,882)	$117
Tax effect related to amortization of purchased intangibles	54	(109)
Non-GAAP income tax (expense) benefit	$(3,828)	$8

* Business development and portfolio optimization expense primarily includes legal, consulting, financial advisory, due diligence, and other transaction-related costs incurred in connection with business development activities, including the sale of our lab products business and acquisition of Naveris, Inc.

CareDx, Inc.
GAAP and Non-GAAP Operating Expenses
(Unaudited)
(In thousands)

	Three Months Ended June 30,
	2026	2025
GAAP operating expenses:
Research and development	$22,376	$16,830
Sales and marketing	33,441	24,279
General and administrative	(72,058)	28,033
Total GAAP operating expenses	$(16,241)	$69,142

Non-GAAP operating expenses:
Research and development	$20,751	$15,423
Sales and marketing	30,439	21,497
General and administrative	24,261	19,828
Total Non-GAAP operating expenses	$75,451	$56,748

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Gross Profit and Gross Margin
(Unaudited)
(In thousands, except percentages)

	Three Months Ended June 30,
	2026	2025
GAAP total revenue	$131,948	$86,679
GAAP cost of sales	34,966	28,658
GAAP gross profit	96,982	58,021
GAAP gross margin %	74%	67%
Stock-based compensation expense	321	626
Restructuring costs	—	338
Business development and portfolio optimization expense*	311	—
Acquisition related-amortization of purchased intangibles	355	941
Non-GAAP gross profit	$97,969	$59,926
Non-GAAP gross margin %	74%	69%

* Business development and portfolio optimization expense primarily includes legal, consulting, financial advisory, due diligence, and other transaction-related costs incurred in connection with business development activities, including the sale of our lab products business and acquisition of Naveris, Inc.

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,
	2026	2025
GAAP net income (loss)	$110,636	$(8,568)
Gain on sale of lab products business	(112,966)	—
Stock-based compensation expense	10,654	9,424
Business development and portfolio optimization expense*	11,078	—
Acquisition related-amortization of purchased intangibles	529	1,589
Acquisition related fees and expenses	—	204
Change in estimated fair value of contingent consideration	—	501
Tax effect related to amortization of purchased intangibles	54	(109)
Transformational initiative costs	—	1,871
Restructuring costs	—	360
Litigation settlement expense	—	350
Non-GAAP net income	$19,985	$5,622

GAAP basic net income (loss) per share	$2.15	$(0.16)
GAAP diluted net income (loss) per share	$2.07	$(0.16)

Non-GAAP basic net income per share	$0.39	$0.10
Non-GAAP diluted net income per share	$0.37	$0.10

Shares used in computing non-GAAP basic net income per share	51,469,375	54,304,754
Shares used in computing non-GAAP diluted net income per share	53,422,523	56,385,713

* Business development and portfolio optimization expense primarily includes legal, consulting, financial advisory, due diligence, and other transaction-related costs incurred in connection with business development activities, including the sale of our lab products business and acquisition of Naveris, Inc.

CareDx, Inc.
Reconciliation of Non-GAAP to Adjusted EBITDA
(Unaudited)
(In thousands)

	Three Months Ended June 30,
	2026	2025
GAAP net income (loss)	$110,636	$(8,568)
Gain on sale of lab products business	(112,966)	—
Stock-based compensation expense	10,654	9,424
Business development and portfolio optimization expense*	11,078	—
Acquisition related-amortization of purchased intangibles	529	1,589
Acquisition related fees and expenses	—	204
Change in estimated fair value of contingent consideration	—	501
Tax effect related to amortization of purchased intangibles	54	(109)
Transformational initiative costs	—	1,871
Restructuring costs	—	360
Litigation settlement expense	—	350
Non-GAAP net income	19,985	5,622
Interest income	(1,735)	(2,364)
Income tax expense (income)	3,828	(8)
Depreciation expense	2,286	2,132
Other expense (income), net	440	(72)
Adjusted EBITDA	$24,804	$5,310

* Business development and portfolio optimization expense primarily includes legal, consulting, financial advisory, due diligence, and other transaction-related costs incurred in connection with business development activities, including the sale of our lab products business and acquisition of Naveris, Inc.

CareDx, Inc.
Reconciliation of GAAP Net Income Margin to Adjusted EBITDA Margin
(Unaudited)
(In thousands)

	Three Months Ended June 30,
	2026	2025
GAAP net income (loss)	$110,636	$(8,568)
GAAP net income margin	84%	(10)%
Gain on sale of lab products business	(112,966)	—
Stock-based compensation expense	10,654	9,424
Business development and portfolio optimization expense*	11,078	—
Acquisition related-amortization of purchased intangibles	529	1,589
Acquisition related fees and expenses	—	204
Change in estimated fair value of contingent consideration	—	501
Tax effect related to amortization of purchased intangibles	54	(109)
Transformational initiative costs	—	1,871
Restructuring costs	—	360
Litigation settlement expense	—	350
Non-GAAP net income	19,985	5,622
Interest income	(1,735)	(2,364)
Income tax expense (income)	3,828	(8)
Depreciation expense	2,286	2,132
Other expense (income), net	440	(72)
Adjusted EBITDA	$24,804	$5,310
Revenue	$131,948	$86,679
Adjusted EBITDA margin	19%	6%

* Business development and portfolio optimization expense primarily includes legal, consulting, financial advisory, due diligence, and other transaction-related costs incurred in connection with business development activities, including the sale of our lab products business and acquisition of Naveris, Inc.

CareDx, Inc.
Net Cash Provided by Operating Activities Reconciliation to Free Cash Flow
(Unaudited)
(In thousands)

	Three Months Ended June 30,
	2026	2025
Net cash provided by operating activities (GAAP)	$30,606	$9,898
Less: item not included in free cash flows
Capital expenditures (GAAP)	$(1,858)	$(1,007)
Free cash flow (non-GAAP)	$28,748	$8,891